UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Ophthalmic Imaging Systems
(Name of the Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

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OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, California 95815
________________________________________

Notice of Annual Meeting of Shareholders

To Be Held on
August 26, 2010
________________________________________

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting of Shareholders (the “Meeting”) of OPHTHALMIC IMAGING SYSTEMS, a California corporation (referred to herein as “we,” “us,” “our,” or the “Company”), will be held at the principal executive offices of the Company located at 221 Lathrop Way, Suite I, Sacramento, California 95815, on August 26, 2010, 10:30 a.m., to consider and act upon the following:

1.	the election of eight (8) individuals to serve as the Board of Directors of the Company until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

2.
the ratification of the Board of Directors’ selection of Perry-Smith LLP to be the independent auditor with respect to the audit of the Company’s financial statements for the fiscal year ending December 31, 2010;

3.	the approval and adoption of the Company’s 2010 stock option plan; and

4.	the transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Information regarding the matters to be acted upon at the Annual Meeting is contained in the accompanying proxy statement.

You must own shares of common stock of the Company at the close of business on July 16, 2010 to vote at the Annual Meeting. If you do not expect to be present at the Annual Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed envelope. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.  For directions to attend the Annual Meeting in person, call (916) 646-2020 x316.

This notice of Annual Meeting and the accompanying proxy statement and proxy card are being mailed to our shareholders on or about July 26, 2010.

By Order of the Board of Directors

Sacramento, California	Ariel Shenhar
July 26, 2010	Secretary

Important Notice Regarding the Availability of
Proxy Materials for the Shareholders Meeting
to be Held on March 10, 2010

The proxy statement, annual report and quarterly report to shareholders are available at
www.ProxyVote.com.

IMPORTANT
Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Each shareholder is urged to sign, date, and return the enclosed proxy card which is being solicited on behalf of the Board of Directors. An envelope addressed to the Company’s transfer agent is enclosed for that purpose and needs no postage if mailed in the United States.

OPHTHALMIC IMAGING SYSTEMS
221 Lathrop Way, Suite I
Sacramento, California 95815
________________________________________

Proxy Statement
Annual Meeting of Shareholders
August 26, 2010
________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ophthalmic Imaging Systems, a California corporation (the “Company”), to be voted at the Annual Meeting of Shareholders of the Company (the “Meeting”) which will be held at the principal executive offices of the Company, 221 Lathrop Way, Suite I, Sacramento, California 95815 on August 26, 2010 at 10:30 a.m., local time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to shareholders is July 26, 2010.

A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein or, in the absence of specific instructions, will be voted in favor of the proposals and in accordance with the judgment of the person or persons voting the proxies on any other matter that may be brought before the Meeting. The Company is not aware of any matter to be presented at the Meeting other than those matters described herein. If, however, any other matters are properly brought before the Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment. Each such Proxy granted may be revoked at any time thereafter by (1) writing to the Secretary of the Company prior to the Meeting, (2) by execution and delivery of a subsequent proxy, or (3) by attendance and electing to vote in person at the Meeting (although attendance in person at the Meeting will not, in and of itself, constitute a revocation of a proxy).  Please note, however, that if a shareholder’s shares are held of record by a broker, bank or other nominee and that shareholder wishes to vote at the Meeting, then the shareholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming that shareholder’s beneficial ownership of the shares.  Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company or anyone acting on their behalf by mail, telephone, facsimile, or personal interview.

VOTING SECURITIES

Shareholders of record as of the close of business on July 16, 2010 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were 30,300,928 outstanding shares of the Company’s common stock, no par value (“Common Stock”). Generally, each holder of Common Stock is entitled to one vote for each share held. In voting for directors, each shareholder may have cumulative voting rights. See ‘Voting Procedures’ below. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

VOTING PROCEDURES

Generally, each share of Common Stock outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon. In the election of directors however, every shareholder entitled to vote in such election, or his, her, or its proxy, may cumulate such shareholder’s votes. Each shareholder or proxy cumulating votes will have a total number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock held by such shareholder, and all such votes can be cast in favor of one candidate or distributed in any manner desired by the shareholder or proxy, as applicable, among as many candidates as the shareholder or proxy, as applicable, may select, provided that the votes may not be cast for more than eight (8) candidates (a number equal to the total number of directors seats to be filled). No shareholder or proxy will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed into nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to voting, of the shareholder’s intention to cumulate votes. If any shareholder provides such notice, all shareholders may cumulate their votes for candidates in nomination.

Assuming the presence of a quorum, the eight (8) nominees receiving the highest number of affirmative votes, cast by holders of shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote at the Meeting, will be elected as directors. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by the highest number of votes received, votes withheld from a nominee or nominees will not affect the outcome of the election and will be excluded entirely from the vote.

Under the California Corporation Code, generally, in order to take action on a matter submitted to shareholders at a meeting where a quorum is present (other than the election of directors), the affirmative vote of a majority of the “Votes Cast” (as defined below) is required for approval, unless the Company’s Articles of Incorporation requires a greater number of votes or unless otherwise specified by the California Corporation Code. For purposes herein, “Votes Cast” are the shares of Common Stock represented and voting in person or by proxy at the Meeting, as determined for each proposal. In addition, for a proposal to be approved, the affirmative votes received must constitute at least a majority of the Votes Cast. Votes that are cast against a proposal will be counted for purposes of determining (i) the presence or absence of a quorum, and (ii) the total number of Votes Cast with respect to the proposal. While there is no definitive statutory provision or case law in California with respect to the proper treatment of abstentions, the Company believes that an abstention with respect to any proposal coming before the Meeting should be counted as present for purposes of determining the existence of a quorum. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Proposal No. 2 (ratification of the appointment of Perry-Smith LLP as the Company’s the independent auditor for fiscal 2010) and Proposal No. 3 (approval of the 2010 Stock Option Plan) each require the affirmative vote of a majority of the Votes Cast, provided a quorum exists.

In the event of a broker non-vote with respect to any matter coming before the Meeting, such proxy will be counted as present for determining the presence of a quorum but will not be counted as a Vote Cast on any matter. A broker non-vote generally occurs when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals. If a beneficial owner of shares that are held of record by a broker does not give a proxy to the broker with instructions as to how to vote the shares, then the broker generally has discretionary authority to vote those shares for or against “routine” matters, such as Proposal No. 1 (regarding election of directors), Proposal No. 2 (regarding ratification of the appointment of Perry-Smith LLP as the Company’s independent auditor for fiscal 2010), and Proposal No. 3 (regarding approval of the 2010 Stock Option Plan). Where a matter is not considered “routine”, the shares held by the broker will not be voted on that proposal without specific instruction from the beneficial holder of the shares.  If a broker votes shares that are not voted by the beneficial owner for or against a “routine” proposal, then these shares are counted for the purpose of establishing a quorum and will also be counted for the purpose of determining the outcome of such “routine” proposals. If a broker chooses to leave these shares unvoted, then the shares will also be counted for the purpose of establishing a quorum, but not for determining the outcome of any of the proposals on which the shares are left unvoted.

The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted below.

Our Board of Directors has unanimously recommended a vote FOR each nominee named in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

It is important that your shares are represented at the Annual Meeting, and, therefore, all shareholders are cordially invited to attend the Annual Meeting. However, whether or not you plan to attend the Meeting, you are urged to, as promptly as possible, mark, sign, date and return the enclosed proxy card in the enclosed pre-paid envelope, which requires no postage if mailed in the United States. If you hold shares directly in your name and attend the Annual Meeting, you may vote your shares in person, even if you previously submitted a proxy card.

Unless otherwise specified, all proxies received will be voted FOR the election of all nominees named herein to serve as directors, FOR the ratification of Perry-Smith LLP as our independent auditor and FOR the approval of the Company’s 2010 Stock Option Plan each as set forth in the accompanying Notice of Annual Meeting of Shareholders and described below. A proxy may be revoked at any time before its exercise by delivering written notice of revocation to our Secretary, by executing a proxy bearing a later date, or by attendance at the Annual Meeting and electing to vote in person. Attendance at the Annual Meeting without voting in person will not constitute revocation of a proxy.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 contains financial data and other information about the Company and is enclosed herewith. Exhibits to the Form 10-K will be furnished without charge to any shareholder so requesting, by writing to Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California 95815.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth as of the Record Date, July 16, 2010, certain information regarding the ownership of voting securities of the Company by each shareholder known to the management of the Company to be (i) the beneficial owner of more than 5% of the Company’s outstanding Common Stock, (ii) the directors during the last fiscal year and nominees for director of the Company, and (iii) all executive officers and directors as a group. Unless otherwise noted, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Unless otherwise noted, the address of each beneficial owner named below is the Company’s corporate address.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class
Management and the Board

Gil Allon	1,079,702	(2)	3.4%

Ariel Shenhar	841,238	(3)	2.7%

Noam Allon	265,000	(4)	*

William Greer	50,000	(5)	*

Jonathan R. Phillips	65,000	(6)	*

Uri Ram	15,000	(7)	*

Eric Maurincomme	--		--

Directors and Officers as a group (total of 5 persons)	2,315,940	(8)	7.1%

5% Shareholders

e Medical Imaging Ltd. P.O. Box 45, Industrial Park Yokneam Elit 20692 Israel	9,112,446	(9)	30.1%
U.M. AccelMed, Limited Partnership 6 Hachoshlim St. Herzliya Pituach, 46120 Israel	16,549,679	(10)	49.4%
The Tail Wind Advisory & Management Ltd. 77 Long Acre London, WC2E 9LB United Kingdom	2,220,011	(11)	6.8%
_________________
*  Less than 1% ownership

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Under those rules and for purposes of the table above (a) if a person has decision making power over either the voting or the disposition of any shares, that person is generally deemed to be a beneficial owner of those shares; (b) if two or more persons have decision making power over either the voting or the disposition of any shares, they will be deemed to share beneficial ownership of those shares, in which case the same shares will be included in share ownership totals for each of those persons; and (c) if a person held options to purchase shares that were exercisable on, or became exercisable within 60 days of July 16, 2010, that person will be deemed to be the beneficial owner of those shares and those shares (but not shares that are subject to options held by any other stockholder) will be deemed to be outstanding for purposes of computing the percentage of the outstanding shares that are beneficially owned by that person.

(2)	Represents options to purchase 959,702 shares of common stock, indirect beneficial ownership by spouse of stock options to purchase 60,000 shares and 60,000 shares of common stock.
(3)	Represents options to purchase 811,238 shares of common stock and 30,000 shares of common stock.
(4)	Represents options to purchase common stock.
(5)	Represents options to purchase common stock.
(6)	Represents options to purchase 50,000 shares of common stock and 15,000 shares of common stock.
(7)	Represents options to purchase common stock.
(8)	Represents options to purchase 2,210,940 shares of common stock and 105,000 shares of common stock.
(9)	Represents shares of common stock.
(10)
This information is based solely on a Form 13-D/A filed with the SEC on May 27, 2010. The amount indicated represents 13,338,603 of common stock and warrants to purchase 3,211,076 shares of common stock.

(11)
This information is based solely on a Schedule 13G/A filed with the SEC on February 9, 2010.  The amount indicated represents 1,032,968 shares issuable upon conversion of $1,175,001 in principal amount of the issuer’s 6.5% Convertible Note due October 31, 2011 with a conversion price of $1.1375 and warrants to purchase 1,187,043 shares.

Change of Ownership

On June 24, 2009, we completed a private placement transaction in which we issued and sold to U.M. AccelMed, Limited Partnership (“AccelMed”), 9,633,228 shares of our common stock at $0.41522 per share, for an aggregate purchase price of $3,999,909 million before expenses, and a warrant to purchase up to 3,211,076 shares of our Common Stock, which is exercisable at $1.00 per share and expires on June 24, 2012. Upon consummation of this private placement, AccelMed became our largest stockholder with 36.4% of our common stock issued and outstanding and MediVision Medical Imaging Ltd. (“MediVision”), who prior to the private placement owned 55.6%, then owned 35.4% of our common stock issued and outstanding. AccelMed paid the private placement purchase price using internal funds. Uri Geiger, a director on our board, is a stockholder of A.M. AccelMed Management (2009) Ltd., the general partner of AccelMed.

On May 26, 2010, we completed the 2nd Installment of the private placement transaction in which we issued and sold to AccelMed an additional 3,581,089 shares common stock and a warrant to purchase up to an aggregate of 1,193,696 shares of common stock, for an aggregate purchase price of $1,999,967.  Upon completion of the 2nd Installment, AccelMed owned 42.16% of our issued and outstanding common stock on a fully diluted basis.

Proposal 1 ELECTION OF DIRECTORS

At the Meeting, eight (8) directors are to be elected to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The number of nominees was determined by the Board of Directors pursuant to our Amended and Restated Bylaws. Unless otherwise specified, all proxies will be voted in favor of the eight (8) nominees listed below as directors of the Company.

Gil Allon, Ariel Shenhar, Uri Ram, Jonathan Phillips, William Greer and Eric Maurincomme were elected as directors at last year’s annual meeting.  Each director’s respective term expires at the Meeting.

The Board of Directors has no reason to expect that any of the nominees will be unable to stand for election at the date of the Meeting. In the event that a vacancy or vacancies among the original nominees occurs prior to the Meeting, the proxies will be voted for a substitute nominee or nominees named by the Board of Directors and for the remaining nominees.

Required Vote

In the election of directors, assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the meeting will be elected as directors. Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes will be counted for purposes of determining a quorum but will not be counted as votes cast in the election of directors. Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Meeting FOR the election of the nominees presented below. The Board of Directors recommends that shareholders vote FOR the nominees set forth below.

Information About Nominees

Our director nominees and executive officers are set forth in the table below:

Name	Age	Position
Gil Allon	48	Director, and Chief Executive Officer
Ariel Shenhar	44	Director, Chief Financial Officer, and Secretary
Uri Ram	62	Chairman of the Board
Jonathan Phillips	37	Director
Merle Symes	59	Director
Yigal Berman	61	Director
Uri Geiger	42	Director
Menachem Inbar	61	Director

Gil Allon has served as a member of our Board of Directors since August 2000 and as our Chief Executive Officer since September 2000.  Mr. Allon is also a member of the Compensation, Option and Nomination Committees of our Board of Directors. Mr. Allon served as the Vice President and Chief Operating Officer of MediVision from June 1993 until August 2000. Mr. Allon also served as a member of the Board of Directors of MediVision since MediVision’s inception in June 1993 through December 2004. Mr. Allon received his B.A. and M.Sc. in Computer Science, both with distinction, from the Technion Israel Institute of Technology in Haifa, Israel in May 1987 and December 1989, respectively, and his M.B.A. with distinction in Business Management from the University of Haifa in September 1999. The Company believes that Mr. Allon has the qualifications and skills to serve as a Director based upon his technological and business expertise; his more than 16 years experience in the industry; and his more than 20 years of experience in executive and managerial positions with the Company and previous positions.

Ariel Shenhar has served as a member of our Board of Directors since August 2000, as our Vice President and Chief Financial Officer since July 2002 and as our Secretary since August 2002. Mr. Shenhar also served as a member of the Board of Directors of MediVision from August 1994 through December 2004 and as its Vice President and Chief Financial Officer from January 1997 until May 2005. Mr. Shenhar served as a member of the Board of Directors of Fidelity Gold Real Estate Markets Ltd., an Israeli public company engaged in real estate, from 1994 to 1998, as an accountant at Nissan Caspi & Co. Certified Public Accountants in Jerusalem, Israel in 1996, and at Witkowski & Co. Certified Public Accountants in Tel Aviv, Israel from 1994 to 1995. Mr. Shenhar received his B.A. in Economics and Accounting in June 1992 and his M.B.A. in Finance, with distinction, in June 1999 both from the Hebrew University in Jerusalem, Israel, and has been a Certified Public Accountant since January 1997. The Company believes that Mr. Shenhar has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his more than 15 years experience in the industry; and his experience in executive and managerial positions.

Uri Ram has served as an independent director and Chairman of our Board since March 2009. Mr. Ram is the Chairman of the Audit Committee and a member of the Compensation, Option and Nomination committees of our Board. Currently, he serves as the Sr. Vice President and Chief Financial Officer of Gefen Inc. and is the CEO/Owner of Juram Ltd. and Irams Inc., which are management consulting companies that also invest in new startups. Since 1990, Mr. Ram has served as the President of Del-Ta Engineering & Equipment Ltd., a holding company with $30 million in sales. From 1991 to 2003, Mr. Ram served as the Senior VP of Inter-Gamma Investment Ltd. Inter-Gamma Investment Ltd. is a major shareholder of MediVision Medical Imaging Ltd., a significant shareholder. Mr. Ram has a Master of Arts degree from Israel National Defense College, and a Bachelor of Economics and Political sciences from Bar Ilan University and participated in an EMBA program at the Tel Aviv University. Mr. Ram is a retired Brigadier General of the Israeli Air Force. The Company believes that Mr. Ram has the qualifications and skills to serve as a Director based upon his business expertise and his experience in executive and managerial positions.

Jonathan R. Phillips has served as an independent director on our Board of Directors since August 2007. Mr. Phillips is currently a member of the Nomination, Audit and Compensation Committees of our Board of Directors. Since 2005, Mr. Phillips has been a Managing Director and Founder of Healthcare Growth Partners, a company that specializes in strategic and financial advisory services to healthcare technology companies. Also, he is currently Chairman of the Board of Directors of Streamline Health Solutions, a NASDAQ-listed company, and serves on its strategy, nomination and governance and compensation committees. Prior to founding Healthcare Growth Partners, Mr. Phillips served for five years, from 2000 to 2005, as a healthcare investment banker at William Blair & Company after working at Deloitte Consulting for over five years specializing in projects for healthcare and non-healthcare clients. He received an undergraduate degree from DePauw University and a Masters of Business Administration from Northwestern University. The Company believes that Mr. Phillips has the qualifications and skills to serve as a Director based upon his significant business experience, including a diversified background of managing and directing medical related companies.

Merle Symes served as an independent director on our Board of Directors from July 2005 to August 2007. Mr. Symes was also appointed to the Audit and Special Committees of our Board of Directors. Mr. Symes is the President and Founder of The Provenance Group, LLC, a firm specializing in corporate strategy and innovation, entrepreneurial ventures, and technology transfer, which he founded in 2002. From 2007 to 2009, Mr. Symes was President and CEO of Ulrich Medical USA.  From 1997 to 2002, Mr. Symes was Vice President External Technology and Director of Corporate Development in the Surgical Division at Bausch & Lomb, Inc. Mr. Symes received his B.S. in Chemical Engineering in 1973 from South Dakota School of Mines and Technology and his M.B.A., in Finance, in 1979 from the Wharton School of the University of Pennsylvania.  Merle was recommended as a nominee from several Board members due to his experience and vast contributions to our Board in the past. The Company believes that Mr. Symes has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his more than 13 years experience in the industry; and his more than 13 years of experience in executive and managerial positions in executive and management positions.

Yigal Berman served as a member of our Board of Directors from January 2005 to March 2009. Mr. Berman also served as Chairman of the Board of Directors from January 2005 to March 2009, as well as Chairman of each of the Audit, Compensation, Option and Nomination Committees of our Board of Directors.  Mr. Berman resigned from the board of directors on March 13, 2009. Mr. Berman has also served as a member of the Board of Directors of MediVision from July 1996 through December 2004.  He rejoined the Board of directors of MediVision as chairman in September 2009. In addition, since 1991, Mr. Berman has served as Vice President of Finance and Secretary of Intergamma Investment Company Ltd and is serving today as director in all of their subsidiaries.  Since 1989, Mr. Berman has served as a member of the Board of Directors of Delta Trading, the majority shareholder of MediVision. Mr. Berman received his B.A. in Economics and his M.B.A. in Business Management from the Tel Aviv University in Israel in April 1974 and December 1976, respectively.  Yigal was recommended as a nominee from several Board members due to his experience and vast contributions to our Board in the past. The Company believes that Mr. Berman has the qualifications and skills to serve as a Director based upon his accounting and finance expertise; his years of experience on our Board of directors in the past; and his more than 19 years of experience in executive and managerial positions in executive and management positions.

Dr. Uri Geiger has served as a director on our Board of Directors since June 2009. In 2008, Dr. Geiger founded AccelMed, a medical device investment company, which owns 44.0% of our common stock issued and outstanding. Since January 2009, Dr. Geiger has served as Chairman of A.M. AccelMed (1999) Ltd., AccelMed’s general partner. He is also a director with Medical Compression Systems Ltd. (TASE: MDCL) and the Chairman of Exalenz Bioscience Ltd. (TASE: EXEN) as well as a director on the Board of Directors of Edge Medical Ltd., Tau Hedge Funds Management BV, Non-Linear Technologies, and Peer Medical Ltd. From May 2006 to January 2009, Dr. Geiger served as the CEO of Exalenz Bioscience ltd, a developer of diagnostic medical equipment. Dr. Geiger received his doctorate from Columbia University’s Center for Law & Economics.  The Company believes that Dr Geiger has the qualifications to serve as a Director based on his education and business expertise, including a diversified background of management and directing medical device companies.

Menachem Inbar has served as a director on our Board of Directors since August 2009. Mr. Inbar is the Chairman of the Audit Committee. Mr. Inbar has spent most of his career as a senior executive with the banking industry in Israel and abroad. Since January 2009, he has served as the Head of Family Office of Arkin Holdings, a financial and equity investment firm, managing the Arkin Family assets.  UM AccelMed L.P. Holdings owns 44.0% of our common stock issued and outstanding.  From 2000 to 2009, he was the Managing Partner of Shifmen Inbar Ltd., a boutique investment firm. He is currently a director on the board of Carmel Group, a real estate company. Mr. Inbar holds a Bachelor of Arts in Social Science and a Master of Arts in Law, both from the Bar Ilan University in Israel.  The Company believes that Mr Inbar has the qualifications to serve as a Director based on his financial and business expertise, including a diversified background of management and directing finance companies.

Voting Agreement

For a description of certain agreements pursuant to which certain directors have been appointed and elected to the board of directors, see the details of the Voting Agreement under “Certain Relationships and Related Transactions – Transactions with Security Holders” below.

Shareholders Communications

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Absent unusual circumstances, the Chairman of the Board is the primary person responsible for monitoring communications from shareholders and for providing copies or summaries of such communications to the other directors.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that are important for the directors to know. Shareholders who wish to send communications on any topic to the Board should address such communications to Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento, California, 95815.

Certain Information About the Board of Directors and Committees of the Board

The Board of Directors is responsible for the management of the Company. During the fiscal year ended December 31, 2009, the Board of Directors held twenty-one (21) meetings and acted by unanimous written consent five (5) times.  The Board has established audit, nominations and compensation committees.

Two (2) members of the Board attended the Company’s 2009 annual meeting of shareholders.

Nomination Committee

The function of the Nomination Committee is to nominate directors to the Board of Directors. The Nomination Committee during 2009 consisted of Gil Allon, Jonathan Philips, Uri Geiger and Uri Ram. The Nomination Committee did not hold any meetings during 2009. The Nomination Committee currently consists of the same members. The Nomination Committee does not have a written charter. The duties and responsibilities of the Nomination Committee include: (1) overseeing the Board evaluation process which includes conducting periodic evaluations of the performance of the Board as a whole, (2) reviewing the composition and size of the Board, (3) determining the criteria for Board membership, (4) evaluating the performance of Board members eligible for re-election, (5) recommending the director nominees for election to the Board by the shareholders at the annual meeting of shareholders, (6) identifying, considering, and recommending candidates to fill new positions or vacancies on the Board, (7) reviewing any candidates recommended by shareholders in accordance with our Amended and Restated Bylaws (in performing these duties, the Nomination Committee shall have the authority to retain and terminate any search firm to be used to identify Board candidates and shall have the authority to approve the search firm’s fees and other retention terms) and consulting with outside consultants, as appropriate, (8) evaluating and making recommendations to the Board regarding director compensation, and (9) making recommendations for continuing education of Board members.

The rules of the SEC require that the Company, because it is not listed on any national securities exchange, choose a definition of director “independence” for purposes of determining which directors are independent. The Company has chosen to follow the definition of independence as determined by the Marketplace Rules of The Nasdaq National Market (“NASDAQ”). Pursuant to NASDAQ’s definition, all of the members of the Nomination Committee, except for Gil Allon are considered independent. The Board has determined that despite the fact that Gil Allon is not considered independent for this purpose, nonetheless, he is an important addition to the Nomination Committee by virtue of his experience and qualifications.

The process followed by the Nomination Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meeting from time-to-time to evaluate biographical information and background material relating to potential candidates, and interviewing selected candidates by committee members.

In deciding whether to include a candidate in the Board’s list of recommended director nominees, the Nomination Committee will look at criteria including the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, independence and the ability to act in the interests of all shareholders. The Committee does not assign specific weight to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.

Shareholders may recommend individuals to the Nomination Committee for consideration as director candidates by submitting their names to the Nomination Committee.  Such communications should be addressed to, Ariel Shenhar, Secretary, Ophthalmic Imaging Systems, 221 Lathrop Way, Suite I, Sacramento California, 95815, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Common Stock for at least a year as of the date such recommendation is made. Upon receipt of appropriate biographical and background material, the Committee will evaluate shareholder recommended candidates by following substantially the same process and applying substantially the same criteria that it follows for candidates submitted by others.

Shareholders may also directly nominate director candidates, without any action or recommendation on the part of the Nomination Committee or the Board, by following the procedures set forth under “Shareholder Proposals” below.

Compensation Committee

The function of the Compensation Committee is to review and recommend to the Board of Directors the appropriate compensation of our executive officers. The Compensation Committee does not have a written charter.  The Committee considers input from our executive management when recommending to the Board the appropriate compensation for its executive officers.  When making recommendations to the Board, the Compensation Committee determines compensation based on the Company’s strategic and operating plans, as well as the compensation of other executive officers and employees both within and outside the Company.  The Compensation Committee during 2009 consisted of Gil Allon, Jonathan Philips, Uri Geiger and Uri Ram. The Compensation Committee held four (4) meetings during 2009. The Compensation Committee currently consists of the same members. Mr. Allon does not participate in deliberations on or the determination of his own compensation.

Audit Committee

The Board of Directors has established the Audit Committee for the purposes of overseeing the Company’s accounting and financial reporting processes and audits of its financial statements.  The functions of the Audit Committee include: (1) the nomination of independent auditors for appointment by the Board; (2) meeting with the independent auditors to review and approve the scope of their audit engagement; (3) pre-approving any audit or non-audit accounting engagements; (4) meeting with our financial management and the independent auditors to review matters relating to internal accounting controls, our accounting practices and procedures, and other matters relating to our financial condition; and (5) to report to the Board periodically with respect to such matters. The Audit Committee does not have a written charter.  During 2009, the Audit Committee consisted of Jonathan Phillips, Menachem Inbar, Uri Ram, and William Greer. The Audit Committee currently consists of the same members.  The Audit Committee is composed of all independent directors as independence is defined by the NASDAQ Marketplace Rules.

Yigal Berman was Chairman of our Audit Committee in 2009 until his resignation on March 13, 2009.  Uri Ram replaced Yigal Berman as Chairman of the Audit Committee.  Menachem Inbar was elected as chairman of the audit committee to replace Uri Ram on August 12, 2009.  Our Board of Directors has determined that William Greer qualifies as the Audit Committee’s “audit committee financial expert.” This qualification is based upon his education and experience, more fully described above in his biography.

During 2009, the Audit Committee held eight (8) meetings.

Audit Committee Report

Our Audit Committee has reviewed and discussed with management of the Company and Perry-Smith LLP, the Company’s independent auditor, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2009 (the “Audited Financial Statements”).

The Audit Committee has discussed with the independent auditor matters required to be discussed under Statement on Auditing Standards No. 61, has received and reviewed the written disclosures and the letter from Perry-Smith LLP required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding Perry Smith LLP’s communications with the Audit Committee concerning independence and we have discussed with such firm its independence from the Company. Perry-Smith LLP has confirmed in its letter to us that, in its professional judgment, it is independent of the Company within the meaning of the United States securities laws. We also have discussed with management of the Company and Perry-Smith LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for the Company’s internal controls and the financial reporting process. Perry-Smith LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the reports of Perry-Smith LLP with respect to the audited consolidated financial statements, and relying thereon, we have recommended to the Company’s Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Audit Committee

Menachem Inbar, Audit Committee Chairman
Uri Ram, Audit Committee Member
Jonathan Phillips, Audit Committee Member
William Greer, Audit Committee Member

Board Leadership Structure and Role in Risk Oversight

Board Leadership Structure

The Board of Directors has established a structure whereby our Chairman of the Board position is a non-executive position held by an independent director.  Currently this position is held by Uri Ram. The Board believes that having a Chairman independent of management helps ensure an independent oversight and decision-making at the board level. The primary duties of the Chairman are to preside at meetings of the Board and establish the agenda for the Board meetings.  The Chairman consults with our Chief Executive Officer, Gil Allon, regarding agenda items for the Board Meetings.  The Chairman has the authority to call regular and special meetings of the Board.

The Chief Executive Officer is in general charge of the day to day affairs of the Company and is subject to the direction and supervision of the Board of Directors and its committees and subject to such powers as reserved by the Board.

The Board believes that this structure is effective and facilitates its oversight role.  Although the Company believes its leadership structure is appropriate in the current circumstances, this structure is reviewed from time-to-time.

The Board’s Role in Risk Management

While Company management is charged with managing risk, our Board of Director’s responsibility is to oversee the risk management.  Risks are considered in each business decision at the management level, as well as the Board level.  In order for the Board to carry out its risk oversight function; our Board of Directors has three standing committees: Audit, Compensation, and Nominating, each of which is responsible for risk oversight within that committee’s area of responsibility.  The Chairperson of each Committee reports to the Board on the activities of the respective Committee, including areas of risk.

As part of its responsibilities, the Audit Committee oversees our accounting and financial reporting processes and audits of our financial statements, including financial risk management. The Audit Committee assists our Board in its oversight of risk management by discussing with management, particularly the Chief Financial Officer, our guidelines and policies regarding financial and enterprise risk management and risk appetite, including major risk exposures and the steps management has taken to monitor and control risk exposures. The Audit Committee also discusses the financial statements and any issues arising in connection with the review or audit therewith with Perry-Smith, LLP on a quarterly basis at the Company’s Audit Committee meeting to review the Company’s quarterly results. The Audit Committee is composed of all independent directors as independence is defined by the NASDAQ Marketplace Rules.

Each of the other committees of our Board of Directors considers risks within its areas of responsibility as follows. The Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices in connection with structuring our executive compensation programs.  The Nominating Committee also considers risks relating to board membership.

EXECUTIVE COMPENSATION

The following table shows the total compensation that we paid to Gil Allon, our chief executive officer, Ariel Shenhar, our chief financial officer, and Noam Allon, our business development officer, for the last two fiscal years. Mr. N. Allon assumed duties as an executive officer on October 21, 2009, when he transitioned from a MediVision representative to an OIS executive officer, with the completion of the MediVision Asset Purchase. (For additional details of the MediVision Asset Purchase, see “Certain Relationships and Related Transactions – Transactions with Security Holders” below).  No other executive officer received more than $100,000 in total compensation during the last two fiscal years. Therefore, for purposes of this disclosure, Messrs. G. Allon, A. Shenhar and N. Allon are our only “named executive officers” for the last two fiscal years.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All other Compensation ($) (i)		Total ($) (j)
Gil Allon	2009	$174,400	(1)	-	-	$13,539	(2)	-	-	$7,928	(3)	$195,867
(Chief Executive Officer)	2008	$218,000		-	-	-		-	-	$10,909	(3)	$229,909
Ariel Shenhar	2009	$169,600	(4)	25,000	-	$16,878	(5)	-	-	$7,928	(6)	$219,406
(Vice President and Chief Financial Officer)	2008	$209,462		-	-		-	-	-	$10,909	(6)	$220,371
Noam Allon Business Development Officer	2009	$30,316	(7)	50,000	-	$8,272	(8)					$88,588

(1)
Gil Allon’s 2009 salary represents his annual salary of $218,000 less $43,600, or 20% of his annual salary, which was received in the form of an option to purchase 272,500 shares of common stock on January 6, 2009.

(2)
Option awards represent the grate date fair value of stock options granted to Gil Allon our CEO on January 6, 2009 and November 18, 2009.

On January 6, 2009, we granted Gil Allon, our CEO, an option to purchase 272,500 shares of our common stock. The options, vested in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. These options were granted in lieu of $43,600 or 20% of Gil Allon’s annual salary.

On November 18, 2009, we granted Gil Allon, our CEO, an option to purchase 242,141 shares of common stock. The options vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. (See Form 10-K for the fiscal year ended December 31, 2009, Item 8. Financial Statements and Supplementary Data, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

(3)	Represents automobile expenses we paid for on behalf of Mr. Allon.
(4)
Ariel Shenhar’s 2009 salary represents his annual salary of $212,000 less $42,400, or 20% of his annual salary, which was received in the form of an option to purchase 265,000 shares of common stock granted on January 6, 2009.

(5)
Option awards represent the grate date fair value of stock options granted to Ariel Shenhar on January 6, 2009 and November 18, 2009.

On January 6, 2009, we granted Ariel Shenhar, our CFO, an option to purchase 265,000 shares of  our common stock. The options, vested in 12 equal monthly installments beginning on January 31, 2009, are exercisable at $0.16 per share and expire on January 6, 2019. These options were granted in lieu of $42,600 or 20% of Ariel Shenhar’s annual salary.

On November 18, 2009, we granted Ariel Shenhar, our CFO, an option to purchase 318,285 shares of common stock for compensation The options were valued at the grant date fair value, vest in 4 equal semi-annual installments beginning on May 18, 2010, are exercisable at $0.65 per share and expire on November 18, 2019. (See Form 10-K for the fiscal year ended December 31, 2009, Item 8. Financial Statements and Supplementary Data, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

(6)	Represents automobile expenses we paid on behalf of Mr. Shenhar.
(7)
Noam Allon’s 2009 salary represents his fee from the time he assumed duties as an executive officer on October 21, 2009 when he transitioned from a MediVision representative to an OIS executive officer, with the completion of the MediVision Asset Purchase. (For additional details of the MediVision Asset Purchase, see “Certain Relationships and Related Transactions – Transactions with Security Holders – Private Placements” below).

(8)
On December 23, 2009, we granted Noam Allon, Business Development Officer, an option to purchase 180,000 shares of common stock. The options were valued at the grant date fair value of the options, vested in 4 equal semi-annual installments beginning on June 23, 2010, are exercisable at $0.84 per share and expire on December 23, 2019. These options were granted in lieu of $29,642, or 20% of his annual fee.  (See Form 10-K for the fiscal year ended December 31, 2009, Item 8. Financial Statements and Supplementary Data, Note 8. Share-Based Compensation for the assumptions used to calculate the grant date fair value of the stock option award.  See also Outstanding Equity Awards at Fiscal Year-End Table below.)

Employment Agreements

We entered into an employment agreement with Mr. G. Allon for his services as Chief Executive Officer on December 1, 2001. The agreement provides for an indefinite term. Mr. G. Allon is also eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the employment agreement upon six months advance notice. The agreement, as amended, sets Mr. G. Allon’s annual salary at $218,000.  In January 2009, Mr. G. Allon agreed to waive his bonus plan for 2008 and 2009 which allowed him to earn a maximum bonus of $65,000 per year and to reduce his salary by 20% for 2009. He received options in lieu of the reduction in salary.

We also entered into an employment agreement with Mr. Shenhar for his services as Chief Financial Officer, commencing on July 22, 2002. Mr. Shenhar is also eligible to participate in our health and welfare insurance plans and is provided an automobile for business use. Either party may terminate the agreement upon six months advance notice. The agreement, as amended, sets Mr. Shenhar’s annual salary at $212,000. In January 2009, Mr. Shenhar agreed to waive his bonus plan for 2008 and 2009 which allowed him to earn a maximum bonus of $55,000 per year and to reduce his salary by 20% for 2009. He received options in lieu of the reduction in salary.

On October 21, 2009, in connection with the consummation of the MediVision Asset Purchase, Mr. N. Allon assumed duties as an executive officer. In January 2004 we entered into a services agreement with MediStrategy Ltd. (“MS”), an Israeli company owned by Mr. N. Allon, for his services as our Business Development Officer. This agreement between OIS and MS was terminated effective January 1, 2010.  On December 23, 2009, Mr. N. Allon received stock options in lieu of the reduction of his fees. In addition, Mr. N. Allon received a $50,000 bonus plan for 2009, based on achieving specific milestones. As of January 1, 2010, OIS Global signed an agreement with MS for Noam Allon’s consulting service. Under the terms of the agreement, MS is to be compensated $13,272 monthly for Noam Allon’s services effective October 1, 2009 through December 31, 2009 and approximately $18,000 monthly effective January 1, 2010 through December 31, 2010.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Outstanding Equity Award at Fiscal Year-end
Option Awards								Stock Award
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Gil Allon	40,000		-		-	$0.406	10/23/2012	-	-	-	-
(Chief Executive	320,000		-		-	$0.406	4/9/2013	-	-	-	-
Officer)	90,000		-		-	$0.681	10/22/2014	-	-	-	-
	86,667		43,333		-	$ 0.82	12/19/2015	-	-	-	-
	86,667		43,333	(1)	-	$ 1.05	12/19/2015	-	-	-	-
	20,000		-		-	$ 1.83	6/14/2016	-	-	-	-
	272,500	(2)	-		-	$ 0.16	1/6/2019	-	-	-	-
	-		242,141	(3)	-	$ 0.65	11/18/2019	-	-	-	-

Ariel Shenhar	200,000		-		-	$0.406	4/9/2013	-	-	-	-
(Vice President and Chief Financial Officer)	75,000		-		-	$0.681	10/22/2014
	76,667		38,333	(4)	-	$ 0.82	12/19/2015	-	-	-	-
	76,667		38,333	(4)	-	$ 1.05	12/19/2015	-	-	-	-
	265,000		-		-	$0.16	1/6/2019	-	-	-	-
	-		318,285		-	$0.65	11/18/2019	-	-	-	-

Noam Allon	150,000		-		-	$0.406	9/6/2011	-	-	-	-
(Business	30,000		-		-	$0.406	4/9/2013	-	-	-	-
Development Officer)	40,000		-		-	$0.681	10/24/2014	-	-	-	-
	-		180,000	(7)	-	$0.84	12/23/2019	-	-	-	-

(1)	These options have not vested. They vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008.
(2)	These options were issued to Mr. Allon in lieu of $43,600, which comprised 20% of his annual salary for fiscal 2009. The options are valued at $2,686, the grant date fair value.
(3)	These options have not vested. They will vest equally over two years every 6 months ( ј every 6 months ) beginning in May 18, 2010.
(4)	These options have not vested. They vest equally over three years every six months (1/6 every 6 months) beginning on June 19, 2008.
(5)	These options were issued to Mr. Shenhar in lieu of $42,400, which comprised 20% of his annual salary for fiscal 2009. The options are valued at $2,612, the grant date fair value.
(6)	These options have not vested. They vest equally over two years every 6 months ( ј every 6 months ) beginning in May 18, 2010.
(7)
On December 23, 2009, we granted Noam Allon, Business Development Officer, options to purchase 180,000 shares of common stock in lieu of $29,642, which comprised of 20% of his 2009 annual fee. The options vest in 4 equal semi-annual installments beginning on June 23, 2010, are exercisable at $0.84 per share and expire on December 23, 2019.

Compensation of Directors

Director Compensation
Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)	Option Awards ($) (d)		Non-equity Incentive Plan Compensation ($) (e)	Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (j)
William Greer	$16,250	(1)	-	-		-	-	-	$16,250

Jonathan Phillips	$16,250	(1)	-	-		-	-	-	$16,250

Uri Ram	$20,120	(2)		$425	(2)				$20,545

Uri Geiger	$13,493	(3)							$13,493

Menachem Inbar	$10,000	(4)	-	-		-	-	-	$10,000

(1)	Mr. Greer and Mr. Phillips each received $16,250 for their services as a Director.
(2)
Mr. Ram received $19,750 for his services as a Director and $370 for the reimbursement of out of pocket expenses.  Mr. Ram also received 30,000 options with an exercise price of $0.55, vesting equally over three years every 6 months (1/6 every 6 months) beginning in April 29, 2010. (See Form 10-K for the fiscal year ended December 31, 2009, Item 8. Financial Statements and Supplementary Data, Note 8, Share-Based Compensation for the assumptions used to calculate the grant date fair value of this stock option award.)

(3)	Dr Geiger joined the board in June 2009. During 2009, he earned $10,000 for his services as a Director and $3,493 for the reimbursement of out of pocket expenses.
(4)	Mr. Inbar joined the board in August 2009. During 2009, he earned $10,000 for his services as a Director.

Director Compensation Arrangements

Pursuant to a letter agreement dated March 13, 2009 between Mr. Ram and OIS, OIS agreed, in connection with his service as a director: (i) to pay Mr. Ram, in four equal quarterly installments, an annual retainer in the aggregate amount of $15,000 for attendance at up to three Board or Committee meetings per quarter and (ii) to pay Mr. Ram a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of five Board meetings per quarter. OIS also agreed to the following in connection with his service as Chairman of the Board: (i) to pay Mr. Ram, in four equal quarterly installments, an annual retainer in the aggregate amount of $24,000 for attendance at up to five Board or Committee meetings per quarter and (ii) to pay Mr. Ram a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of five Board meetings per quarter.

Pursuant to a letter agreement dated August 31, 2007, between Mr. Greer and OIS, and as amended on October 30, 2009, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Greer, in four equal quarterly installments, an annual retainer in the aggregate amount of $20,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Greer a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to a letter agreement executed on August 31, 2007 between Mr. Phillips and OIS, and as amended on October 30, 2009, OIS agreed to the following in connection with his service as a director: (i) to pay Mr. Phillips, in four equal quarterly installments, an annual retainer in the aggregate amount of $20,000 for attendance at up to three Board or Committee meetings per quarter, (ii) to pay Mr. Phillips a fee of $100 per hour, not to exceed $500 per day, for attendance at meetings in excess of three Board meetings per quarter.

Pursuant to the Voting Agreement, AccelMed appointed Uri Geiger and Menachem Inbar to serve on our Board of Directors. Pursuant to this agreement, we have agreed to pay $20,000 per year to Uri Geiger and Menachem Inbar. For more information on this agreement, see “Certain Relationships and Related Transactions – Transactions with Security Holders – Private Placements” below.

No standard arrangement regarding compensation of the directors has been adopted by the Board and, except as noted above, we have not paid any director compensation.

SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 (a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities.

To our knowledge, based solely on review of the Forms 3 and 4 furnished to us during the year ended December 31, 2009, our acting officers, directors and beneficial owners of more than 10% of our outstanding common stock filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act except as follows: Inbar M. Menachem failed to timely file 1 Form 3, Gil Allon failed to timely file 1 Form 4 reporting 1 transaction,  Ariel Shenhar failed to timely file 1 Form 4 reporting 1 transaction, and Noam Allon  failed to timely file 1 Form 4 reporting 1 transaction,

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Executive Officers and Directors

In January 2010, OIS Global signed an agreement with MediStrategy Ltd., an Israeli company owned by Noam Allon, the Company’s Business Development Officer, for Noam Allon’s consulting services. Under the terms of the agreement, MediStrategy Ltd. is to be compensated approximately $18,000 monthly effective January 1, 2010 through December 31, 2010.

Transactions with Security Holders

Private Placements

U.M. AccelMed, Limited Partnership, an Israeli limited partnership is our largest shareholder with 13,338,603 shares of our common stock or 44.0% of our issued and outstanding common stock.  AccelMed also owns warrants to purchase 4,404,772 shares of our common stock.  The warrants are exercisable at $1.00 per share and expire on June 24, 2012.

On June 24, 2009, we completed the 1st Installment of a private placement transaction in which we issued and sold to AccelMed 9,633,228 shares of our common stock at $0.41522 per share, for an aggregate purchase price of $3,999,909 before expenses, and a warrant to purchase up to 3,211,076 shares of our common stock, which is exercisable at $1.00 per share and expires on June 24, 2012. Upon consummation of this private placement, AccelMed became our largest stockholder with 36.4% of our Common Stock issued and outstanding and MediVision Medical Imaging Ltd. (“MediVision”), who prior to the private placement owned 55.6%, then owned 35.4% of our Common Stock issued and outstanding. AccelMed paid the private placement purchase price using internal funds. Uri Geiger, a director on our board, is a stockholder of A.M. AccelMed Management (2009) Ltd., the general partner of AccelMed.

On May 27, 2010, we completed the 2nd Installment of the private placement in which we issued and sold to AccelMed of 3,581,089 shares of our common stock at $0.55848 per share, for an aggregate purchase price of $1,999,966.50 before expenses and a warrant to purchase up to an aggregate of 1,193,696 shares of our common stock, which is exercisable at $1.00 per share and expires on June 24, 2012.

In connection with the private placement, we agreed in an agreement (the “Voting Agreement”), among other things, (1) as long as AccelMed and the MediVision/Principal MV Shareholders Group (as defined below) holds between 25% and 50% of the outstanding shares of Common Stock, to use our best efforts and take all actions to cause to be nominated for election to our Board of Directors, (a) four persons designated and named by AccelMed, of which one will be an “Independent Director,” as defined under the listing standards of The Nasdaq Capital Market, and another the chairman of our Audit Committee, and (b) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry or (2) as long as either AccelMed or the MediVision/Principal MV Shareholders Group holds less than 25% or more than 50% of the outstanding shares of our Common Stock, to use our best efforts and take all actions to cause to be nominated for election to our Board of Directors (a) one person designated and named by AccelMed, who will be an “Independent Director,” as defined under the listing standards of The Nasdaq Capital Market, (b) six persons designated and named by AccelMed and the MediVision/Principal MV Shareholders Group, with each to designate and name such persons in proportion to their shareholdings in our Common Stock (i.e., calculated based on the percentages of holdings of each out of their combined aggregate holdings, multiplied by six, and rounded to the nearest whole number), and (c) one person designated and named jointly by AccelMed and MediVision who shall be a reputable individual from our industry.  These nominating rights terminate when AccelMed or the MediVision/Principal MV Shareholder Group ceases to own more than 10% of our Common Stock on a fully-diluted basis.  The “MediVision/Principal MV Shareholders Group” collectively refers to MediVision, Agfa Gevaert N.V., Delta Trading and Services (1986) Ltd., Gil Allon, Noam Allon, Ariel Shenhar and Yuval Shenhar.

In connection with the foregoing nominating rights, at this Annual Meeting, AccelMed shall designate Ariel Shenhar and the MediVision/Principal MV Shareholders Group shall designate Gil Allon to serve as directors until the next annual meeting, subject to their continued service as our Chief Financial Officer and Chief Executive Officer, respectively. In addition, AccelMed has appointed Uri Geiger and Menachem Inbar to serve on our Board of Directors.  Messrs. Geiger and Inbar are affiliates of AccelMed.

In connection with the private placement, we also granted AccelMed with a pro rata participation right in any of our future equity offerings, so long as AccelMed owns 15% of the shares of Common Stock we issued in the private placement on June 24, 2009, and a most favorite nation right, pursuant to which AccelMed will receive rights on parity with any other issuance which provides for rights more favorable than those received in the private placement (e.g., voting, registration, liquidation preference, etc.), so long as AccelMed owns 20% of our Common Stock on a fully diluted basis. Additionally, we granted AccelMed veto rights over certain of our material business decisions, so long as AccelMed owns more than 20% of or common stock on a fully diluted basis, including, but not limited to, with respect to following: (1) merge, sell of all or substantially all of our assets, liquidate, dissolve or wind-up, acquire any interest in any business from any person or entity, sell, transfer, lease or otherwise dispose of (in one or more transactions) any of our material assets, purchase, lease or otherwise acquire (in one or more transactions) any material asset or assets; (2) offer, sell or issue any (a) security or security converted into equity for a purchase price or exercise price, as the case may be, lower than the average purchase price to be paid by AccelMed for the two installments (or lower than the 1st Installment purchase price, if the 2nd Installment was not paid), and (b) debt security, provided that following two years from June 24, 2009, we may issue debt security in an aggregate amount lower than $2,000,000 per year without AccelMed’s consent, and in any event, excluding the issuance of options to employees, including directors; (3) incur indebtedness for borrowed money or guarantee or act as a surety for any debt from financial institutions in excess of $100,000 other then in the ordinary course of business; (4) grant a security interest in any of our assets or combination of assets valued individually or in the aggregate at $250,000 or more; (5) sell, lease, sublease, license or otherwise transfer any of the rights, title and interest in any of our intellectual property valued individually or in the aggregate at $250,000 or more; (6) purchase, license or otherwise acquire any of the rights, title or interest in any intellectual property of any third party valued individually or in the aggregate at $250,000 or more; (7) any deviation of $250,000 or more from our budget for 2009 and 2010; or (8) hire or terminate any of our executive officers, including our Chief Executive Officer and Chief Financial Officer; or (9) approve interested parties transaction(s) (excluding grant of options).

In January 2010, AccelMed purchased 124,286 shares from MediVision at a purchase price of $0.70 per share

MediVision Asset Purchase

MediVision is a significant shareholder with 9,112,446 shares of our common stock or 30.1% of our issued and outstanding common stock.  Gil Allon (the Company’s Chief Executive Officer), together with Noam Allon (our Business Development Officer, President and Chief Executive Officer of MediVision and Gil Allon’s brother) own 20.31% of MediVision’s ordinary shares. Ariel Shenhar (the Company’s Chief Financial Officer), together with Yuval Shenhar, his brother, own 1.06% of MediVision’s ordinary shares. Agfa and Delta own 15.59% and 42.08% of MediVision’s ordinary shares, respectively.

On June 24, 2009, we entered into an Asset Purchase Agreement (“APA”) with MediVision to purchase substantially all the assets of MediVision, which was completed on October 21, 2009 (the “MediVision Asset Purchase”). Such assets included the European operations which consisted of MediVision’s business as conducted by CCS Pawlowski GmbH (“CCS”), its branch office in Belgium (the “Belgium Activities”), certain agreements under which MediVision contracted with third parties for distribution and other services (the “Purchased Agreements”), and rights to intellectual property which resulted from MediVision’s research and development (“R&D”) activities performed in Israel.

As payment for such assets, we agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the “United Mizrahi Bank”) in the amount of $1,500,000, to which we were previously a guarantor, liabilities associated with the acquired assets on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed to us with a principal amount of $4,178,622.

In addition, in early 2009, we hired all of MediVision’s research and development staff and moved them to our offices in the United States and Israel.

During 2009, we had recorded intercompany accounts and notes receivable due from MediVision of $450,000 and $3,168,622, respectively, prepaid product advances to MediVision of $560,000, which were in anticipation of the completion of the Electro-optical Unit, and $273,808 of exclusivity rights paid to MediVision to sell the Electro-optical Unit in the U.S. All such amounts were extinguished upon completion of the MediVision Asset Purchase. At June 30, 2009, management determined the intercompany indebtedness owed to us by MediVision was impaired and recorded an allowance for doubtful accounts for the outstanding balance equal to $4,436,187. In connection with the MediVision Asset Purchase, management wrote off the balance of intercompany indebtedness owed to us by MediVision, thus, eliminating the allowance for doubtful accounts.  Following the completion of the MediVision Asset Purchase, management extinguished an additional $16,243 of intercompany notes receivable due from MediVision.

During the year ended December 31, 2009, the Company recognized revenue and net losses related to the business operations purchased in connection with the MediVision Asset Purchase of $188,683 and $121,333, respectively.

Escrow Agreement

Pursuant to the terms of the APA and an Escrow Agreement (the “Escrow Agreement”) between us, MediVision and Stephen L. Davis, Esq. dated June 24, 2009, MediVision deposited 5,793,452 shares (the “Escrow Shares”) of our common stock into escrow.  If MediVision fails to make certain payments under the APA, the Escrow Shares will be distributed to us or sold and the proceeds thereof distributed to us.  The agreement will terminate upon the later of (i) October 21, 2011 or (ii) the satisfaction and discharge of the $1,800,000 claim made by the Office of the Chief Scientist of the Israeli Ministry of Industry, Trade & Labor to MediVision.

United Mizrahi Bank Loan

In 2005, we entered into a Secured Debenture (the “Debenture”) in favor of United Mizrahi Bank Ltd., in an amount of up to $2,000,000 (plus interest, commissions and all expenses). Under the terms of the Debenture, we guaranteed the payment of all of the debts and liabilities of MediVision to United Mizrahi Bank up to $2,000,000. The Debenture is secured by a first lien on all of our assets. On June 24, 2009, pursuant to the Purchase Agreement, we agreed, that upon consummation of the APA, to assume MediVision’s loan under the Debenture.  On October 23, 2009, we entered into a Secured Debenture (the “Secured Debenture”) with United Mizrahi Bank.  Under the Secured Debenture we agreed to assume MediVision’s loan under the Debenture in an amount of up to $1,500,000 (the “Loan Amount”).  We also agreed to secure the Loan Amount by granting United Mizrahi Bank a security interest in all or substantially all of our assets.  Under the Secured Debenture, United Mizrahi Bank may require the immediate payment of the entire Loan Amount upon certain events, which include among other things, our failure to make a payment on a due date or a breach or failure to perform its obligations pursuant to the Secured Debenture.  Upon failure to make a payment, we must pay, within seven days, the amount demanded by United Mizrahi Bank.

The Loan Amount accrues interest at a rate equal to LIBOR plus 4.75%.  In addition, principal payments are required to be made in 18 equal monthly installments beginning January 31, 2011. However, if we do not receive at least $1,000,000 upon consummation of a second installment with AccelMed, by June 30, 2010, we may elect to: (i) make principal payments of $60,000 per month beginning July 31, 2010 and ending December 31, 2010, with the remaining principal payments made in 18 equal monthly installments; under this option, we must maintain a cash balance of at least $1,000,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank or (ii) make principal payments in 18 equal monthly installments beginning January 31, 2011; under this option, we must maintain a cash balance of at least $1,500,000 (decreasing based on the loan balance), 50% of which must be on deposit at United Mizrahi Bank.  As part of its agreement with United Mizrahi Bank, we agreed to deposit $750,000 cash in a bank account at United Mizrahi Bank with such balance to be maintained until June 30, 2010.  After June 30, 2010, we must maintain a balance of at least $375,000 in such bank account, as long as the loan remains outstanding.  As the balance of the deposit is not legally restricted or held as a compensating balance against borrowings, it is not reported as restricted cash on the balance sheet at December 31, 2009. We are also subject to a debt covenant, whereby our cash plus accounts receivable must be at least 150% of the principal and interest outstanding under the loan.
The Purchase Agreement includes a covenant which deters the early payment of principal to United Mizrahi Bank in 2010.  If during the year ended December 31, 2010, the aggregate amount of the principal payments that we make to United Mizrahi Bank exceeds our Earnings Before Interest, Taxes and Amortization (“EBITDA”) for the year ended December 31, 2010, then within three business days after we file our audited financial statements for the year ended December 31, 2010 with the Commission, we must issue to AccelMed, shares of our common stock in an amount equal to the aggregate amount of the principal payments made to United Mizrahi Bank during the year ended December 31, 2010 minus EBITDA divided by 0.41522.  Such shares will be issued without receipt of any additional consideration from AccelMed.  At this time, we are unable to determine if any such payment will be required and if required, the amount of such payment.

Warrant to United Mizrahi Bank

On October 23, 2009, in connection with the assumption of the United Mizrahi loan, we issued to United Mizrahi Bank a warrant (the “Warrant”) to purchase 350,000 shares of our common stock at an exercise price of $1.00 which will expire upon the earlier of October 23, 2012 or twelve months following the completion of (1) a primary public offering of our common stock (a “Public Offering”) or (2) (a) the sale of all or substantially all of our assets or (b) the merger or consolidation of the Company with or into another entity, pursuant to which 50% of the Company’s outstanding common stock is held by person(s) who prior to the transaction held, in aggregate, less than 5% (together, a “Liquidity Event,” and together with a Public Offering, an “Exit Event”); provided however, if the underwriter in a Public Offering or the purchasing person(s) in a Liquidity Event require that all our outstanding warrants and options, including the Warrant be exercised prior to or part of the Public Offering or Liquidity Event, as applicable, then the Warrant will terminate, subject to certain notice requirements, upon completion of such transaction.

The exercise price of the Warrant is $1.00, subject to the happening of certain events, including, but not limited to, the payment of a stock dividend or a stock split.  The Warrant also includes certain anti-dilution provisions if we issue or sell any equity securities or securities convertible into equity, options or rights to purchase equity securities at a per share selling price less than the exercise price, then the exercise price will be adjusted pursuant to a weighted-average formula.

Upon or immediately prior to an Exit Transaction, United Mizrahi may elect to waive all or any portion of the rights under the Warrant for $225,000 (the “Alternative Payment”).  If only a portion of the Warrant is waived or if the Warrant was partially exercised prior to the Exit Event, the Alternative Payment will be reduced proportionately.  In connection with the issuance of the Warrant to United Mizrahi Bank, we recorded the fair value of the Warrant using the Black-Scholes-Merton valuation model as permanent equity as the Warrant was issued in relation to the Purchase Agreement.  The total value of these options is approximately $40,138.

MediVision Loans and Advances

In connection with the MediVision Asset Purchase, management has written off the balance of intercompany indebtedness which was comprised of accounts receivable and notes receivable from MediVision of $450,000 and $3,168,622, respectively, $560,000 in prepaid assets for funds advanced to MediVision in anticipation of the completion of the Electro-optical Unit and $273,808 that we paid to MediVision for exclusivity rights to sell the Electro-optical Unit in the U.S.  As of June 30, 2009, based upon revised estimates and the timing of the shifting of our focus from the Electro-optical Unit to other products through the end of 2010, management decided to impair the aggregate balance of intercompany indebtedness and thus, recorded an allowance for doubtful accounts equal to $4,436,187 offsetting each account and thus, recording an impairment expense for the same amount. Following the completion of the MediVision Asset Purchase, management extinguished an additional $16,243 of intercompany notes receivable due from MediVision.

As of December 31, 2009, OIS owed MediVision $41,847 related to the settlement of its business relationships with MediVision.

Intercompany Transactions

Until October 21, 2009, upon completion of the MediVision Asset Purchase, we were parties to several agreements with MediVision, pursuant to which MediVision performed the following services:

Distributed our WinStation and Symphony Products in Europe, Africa, Israel and India. Products were sold to MediVision at a volume driven discount according to the price list, set forth below. The volume discount table is applicable to all of our distributors, including MediVision. Below is the volume discount table for our distributors for 2009.

Annual amounts purchased	Discount
$0 - $ 199,999	0%
$200,000 - $ 299,999	10%
$300,000 - $ 399,999	20%
$400,000 - $ 499,999	30%
$500,000 and above	40%

In 2009, until the completion of the MediVision Asset Purchase, and for the year ended December 31, 2008, MediVision purchased products of approximately $225,000 and $597,000, respectively. Sales derived from product shipments to MediVision are made at transfer pricing which is based on similar volume discounts that are available to other resellers or distributors of our products.

Performed Research and Development.  Prior to July 2009, MediVision performed research and development services. MediVision billed us, on a monthly basis, at cost plus 12%. These research and development services include direct labor, consultants’ fees, travel expenses and the applicable portion of general and administrative expenses.  During the years ended December 31, 2009 and 2008, we paid approximately $294,000 and $1,888,000, respectively, to MediVision for research and development services, respectively.

CCS Pawlowski GmbH

CCS Pawlowski GmbH, a German corporation (“CCS”), was a subsidiary of MediVision which owned 63% of CCS’ ownership interests.  We acquired this ownership interest in the MediVision Asset Purchase.

During the years ending December 31, 2009 and 2008, CCS was our exclusive distributor of certain of our products in Germany and Austria. Products were sold to CCS at a volume driven discount according to the price list, set forth below. The volume discount table is applicable to all of our distributors, including CCS. Below is the volume discount table for our distributors for 2009.

Annual amounts purchased	Discount
$0 - $ 199,999	0%
$200,000 - $ 299,999	10%
$300,000 - $ 399,999	20%
$400,000 - $ 499,999	30%
$500,000 and above	40%

During 2009, prior to the MediVision APA, we sold products to CCS of approximately $113,000 compared to products sold to CCS in 2008 of $226,000. At December 31, 2008, we had $50,365 of amounts due from CCS.  After completion of the MediVision Asset Purchase all inter-company amounts were eliminated upon consolidation.

Proposal 2 RATIFICATION OF SELECTION OF PERRY-SMITH LLP AS THE COMPANY’S INDEPENDENT AUDITOR

The Board of Directors has selected Perry-Smith LLP as the independent auditor of the Company for the year ended December 31, 2010, subject to ratification by the Company’s shareholders at the Meeting. Although current law, rules, and regulations, require the Audit Committee to engage, retain, and supervise the Company’s independent auditor, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Perry-Smith LLP for ratification by shareholders as a matter of good corporate practice. Perry-Smith LLP has acted for the Company in such capacity since October 23, 1998.

Perry-Smith LLP has indicated to the Company that it intends to have a representative present at the Meeting who will be available to respond to appropriate questions. Such representative will have the opportunity to make a statement if he so desires. If the resolution selecting Perry-Smith LLP as independent auditor is adopted by the shareholders, the Board of Directors nevertheless retains the discretion to select different auditors should it then deem it in the Company’s best interests. Any such future selection need not be submitted to a vote of shareholders.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, will be required to adopt this proposal. The Board of Directors recommends that shareholders vote FOR this proposal.

Fees

For the fiscal years ended December 31, 2009 and December 31, 2008, Perry-Smith LLP has billed us the following fees for services rendered in connection with the audit and other services in respect to these years:

	2009	2008
Audit Fees (1)	$87,500	$87,500
Tax Fees (2)	20,000	23,500
All Other Fees (3)	20,560	42,005
Total	$128,060	$153,005

(1)
Services rendered for the audit of our annual financial statements included in our report on Form 10-K and the reviews of the financial statements included in our reports on Form 10-Q filed with the SEC.

(2)	Services in connection with the preparation of tax returns and the provision of tax advice.
(3)	Services related to Forms S-1 and other miscellaneous securities filings.

All (100%) of the fees described above were approved by the Company’s Audit Committee.

It is the Audit Committee’s policy to pre-approve all audit and non-audit engagements of our independent auditor.

The Board of Directors believes that the provision of non-audit services by Perry-Smith LLP does not impair its independence as an auditor.

Proposal 3 APPROVAL OF THE COMPANY’S 2010 STOCK OPTION PLAN

The Company’s Board of Directors considers stock options as a useful means of attracting and retaining employees, directors and consultants. It also provides a long-term incentive for those individuals to foster the growth of the Company by tying their interests to the interests of the Company’s shareholders through stock ownership and potential stock ownership.

The Company has in effect a 2000 Stock Option Plan (the “2000 Plan”), a 2003 Stock Option Plan (the “2003 Plan”), a 2005 Stock Option Plan (the “2005 Plan”), and a 2009 Stock Option Plan (the “2009 Plan” collectively, the “Existing Plans”), which has enabled the Company to grant options to key employees (including directors and officers who are employees) and non-employee directors, to purchase up to an aggregate of 1,500,000, 750,000, 750,000 and 750,000 shares, respectively, of the Company’s Common Stock. No options to purchase shares of the Company’s Common Stock granted under the Existing Plans have been exercised by the Company’s officers and directors to date.

As of July 16, 2010, under the 2000 Plan, options to purchase an aggregate of 1,223,836 shares of the Company’s Common Stock are outstanding, leaving 11,163 shares available for the grant of future options; under the 2003 Plan, options to purchase an aggregate of 577,831 shares of the Company’s Common Stock are outstanding, leaving 2,833 shares available for the grant of future options; under the 2005 Plan, options to purchase an aggregate of 750,000 shares of the Company’s Common Stock are outstanding, leaving no shares available for the grant of future options; and under the 2009 Plan, options to purchase an aggregate of 729,759 shares of the Company’s Common Stock are outstanding, leaving 20,241 shares available for the grant of future options.

On July 16, 2010, the closing price for our common stock, as reported by the Nasdaq OTC Bulletin Board, was $0.99 per share.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information, as of December 31, 2009, with respect to our outstanding equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,057,590	(1)	$0.76	23,074	(2)
Equity compensation plans not approved by security holders	1,527,336	(3)	$0.39	11,163	(4)
Total	3,584,926		$0.60	34,237

(1)	Represents 577,831 options granted under our 2003 Stock Option Plan, 750,000 options granted under our 2005 Stock Option Plan, and 729,759 options granted under our 2009 Stock Option Plan.
(2)
Represents 20,241 shares available for grant under the 2009 Stock Option Plan and 2,833 shares available for grant under the 2003 Stock Option Plan to our employees, directors, and consultants. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the plan will again be available for the grant of options under the applicable plan.

(3)
Represents 1,223,836 shares subject to options granted under the 2000 Stock Option Plan (the “2000 Plan”), an option to purchase 123,500 shares of our common stock which was issued to Alon Baraket for acting as the placement agent in the sale and issuance of securities to AccelMed, and an option to purchase 180,000 shares of our common stock which was issued to Noam Allon for consulting services during 2009.   (For material terms of the 2000 and other individual stock awards, see Form 10-K for the fiscal year ended December 31, 2009, Item. 8, Financial Statements, Notes to Consolidated Financial Statements, Note 8. Share Based Compensation.)

(4)
Represents 11,163 shares available for future grant under the 2000 Plan to our employees and directors, consultants, and non-employees. Upon the expiration, cancellation or termination of unexercised options, shares subject to options under the 2000 Plan will again be available for the grant of options under the applicable plan.

The Company has also had in effect a 1992 Stock Option Plan, a 1995 Stock Option Plan and a 1997 Stock Option Plan under which no further options may be granted.

On March 18, 2010, the Board of Directors adopted, subject to shareholder approval at the Meeting, the Company’s 2010 Stock Option Plan (the “2010 Plan”).

The following discussion of the 2010 Plan is qualified in its entirety by reference to the copy of the 2010 Plan which is attached to this Proxy Statement as Exhibit A.

Required Vote

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal will be required to adopt this proposal. The Board of Directors recommends that shareholders vote FOR this proposal.

Purpose of the Plan

The purpose of the 2010 Plan is to enable the Company to provide an incentive to employees (including directors and officers), non-employee directors and consultants of the Company, any of its subsidiaries or Parent (as defined therein), and to offer an additional inducement in obtaining the services of such individuals.

Shares Subject to the Plan, Eligibility and Basis for Grants

The 2010 Plan, if approved by the shareholders, will authorize the grant of (i) options (the “Options”) to purchase a maximum of 1,000,000 shares of the Company’s Common Stock, subject to adjustments described below, and (ii) restricted shares (the “Restricted Stock”) of the Company, to employees and directors of, and consultants to, the Company any of its subsidiaries or Parent.  The Options and Restricted Stock are collectively referred to herein as the “Awards.”  Upon expiration, cancellation or termination of unexercised Options, the shares of the Company’s Common Stock subject to such Options will again be available for the grant of Options under the 2010 Plan.

We currently have approximately 109 employees (including directors and officers who are employees) and 6 non-employee directors who will be eligible to receive options under the 2010 Plan.

The Company’s policy in granting options under the 2010 Plan is to serve as a means of incentivizing recipients for future services to be provided to the Company and not as a means of compensation for past services rendered, except in extraordinary circumstances where past performance warrants it.

Type of Options

Options granted under the 2010 Plan may either be incentive stock options (“ISOs”), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, which do not qualify as ISOs (“NQSOs”).  ISOs, however, may only be granted to employees.

Administration

The 2010 Plan is to be administered by the Board of Directors or a committee of the Company’s Board of Directors consisting of two or more members of the Board.  To the extent required, each member of the committee is to be a “non-employee director,” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent required to preserve a deduction under Section 162(m) of the Code, an “outside director” within the meaning of Treas. Reg. § 1.162-27(e)(3).  Those administering the 2010 Plan are referred to as the “Administrators.”

Among other things, the Administrators are empowered to select, within the express limits contained in the 2010 Plan, the employees, consultants and directors to be granted Awards, and to determine whether an Option granted to an employee is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each Award, the exercise price of each Option or the issue price of any Restricted Stock, the term of any Award, the date each Option shall become exercisable, as well as any terms and conditions relating to the exercisability of each Option, whether to accelerate the date of exercise of any Option and to select the form of payment of the exercise price.  The Administrators are also empowered to construe each Award contract between the Company and a recipient and, with the consent of the recipient, to cancel or modify an Award.  The Administrators are further authorized to prescribe, amend and rescind rules and regulations relating to the 2010 Plan and make all other determinations necessary or advisable for administering the 2010 Plan.

Terms and Conditions of Options

Options granted under the 2010 Plan are subject, among other things, to the following terms and conditions:

(a)           The exercise price of each Option is determined by the Administrators; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company’s Common Stock on the date of grant (and 110% of such fair market value if the optionee owns, or is deemed to own, more than 10% of the voting power of the Company).

(b)           Options may be granted for terms established by the Administrators; provided, however, that the term of an Option may not exceed ten years (and five years in the case of an ISO granted to an optionee who owns, or is deemed to own, more than 10% of the voting power of the Company).

(c)           The aggregate fair market value (determined at the time of grant of the Options) of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000 (based on the fair market value of the Company’s Common Stock on the date of grant).

(d)           The exercise price of each Option is payable in full upon the Option’s exercise.  Payment of the exercise price of an option may be made (i) in cash, or (ii) if the Administrators permit and such exercise would not require the Company to incur a charge against its earnings for financial accounting purposes, with previously acquired shares of Common Stock, or (iii) any combination of the foregoing.  The Administrators may also permit payment of the exercise price of an Option through the optionee’s irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price.  In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(e)           Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee’s lifetime only by the optionee.

(f)           Except as may otherwise be provided in an option contract related to the Option, if the optionee’s relationship with the Company as an employee, director or consultant is terminated for any reason other than death or disability, the Option may be exercised, to the extent exercisable on the date of termination of such relationship, at any time within three months thereafter, but in no event after the expiration of the term of the Option; provided, however, that if the relationship is terminated either for cause (as defined in the option contract) or without the consent of the Company, the Option will terminate immediately.

(g)           Except as otherwise provided in the optionee’s option contract, an optionee whose relationship with the Company is terminated by reason of disability may exercise the Option, to the extent exercisable at the effective date of such termination, at any time within one year thereafter, but not after the expiration of the term of the Option.

(h)           Except as otherwise provided in the optionee’s option contract, in the case of the death of an optionee while an employee, director or consultant, the optionee’s legal representative or beneficiary may exercise the Option, to the extent exercisable on the date of death, at any time within one year after such death, but in no event after the expiration of the term of the Option.

(i)           The Company may withhold cash and/or, with the consent of the Administrators, shares of the Company’s Common Stock having an aggregate fair market value equal to the amount which the Administrators determine is necessary to satisfy the Company’s obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant, vesting or exercise of an Award or the disposition of shares acquired thereunder.  Alternatively, the Company may require the optionee to pay the Company such amount in cash promptly upon demand.

Adjustment in Event of Capital Changes

Appropriate adjustments are to be made in the number and kind of shares subject to the 2010 Plan and each outstanding Award and in the exercise prices of any outstanding Options, as well as the limitation on the number of shares that may be granted to any recipient in any calendar year, in the event of any change in the Company’s Common Stock by reason of any stock dividend, split-up, reclassification, spin-off, reverse split or other combination, exchange of shares or other transaction that results in a change in the number or kind of shares of Common Stock outstanding immediately prior to such event.  In the event of (a) the liquidation or dissolution of the Company, (b) sale of all or substantially all of the assets of the Company, or (c) the merger or consolidation of the Company with or into one or more other corporations or entities in which the Company is not the surviving corporation or in which the holders of securities of the Company immediately prior to such merger or consolidation cease to own securities of the surviving corporation or other entity representing at least 50% of the combined voting power entitled to vote in the election of directors of the surviving corporation or entity, the Board of Directors of the Company shall, as to outstanding Awards, either (a) make appropriate provision for any such outstanding Awards by the substitution, on an equitable basis, of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation, or (b) upon written notice to an optionee with respect to any Option, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated.

Duration and Amendment of the 2010 Plan

No Option may be granted under the 2010 Plan after January 1, 2020.  The Board of Directors may at any time terminate, suspend or amend the 2010 Plan; provided, however, that, without the approval of the Company’s shareholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares for which Awards may be granted under the 2010 Plan, (b) change the eligibility requirements for persons who may receive Awards under the 2010 Plan or (c) make any change for which applicable law requires shareholder approval.  No termination, suspension or amendment may adversely affect the rights of an optionee with respect to an outstanding Award without the optionee’s consent.

Certain Federal Income Tax Consequences

The following is a general summary of certain material federal income tax consequences of the grant and exercise of options and the receipt and disposition of the restricted stock under the 2010 Plan and the sale of any underlying security.  The options and restricted stock that may be awarded under the 2010 Plan are hereinafter referred to as “Awards.”  This description is based on the Code, Treasury regulations promulgated thereunder, judicial decisions and administrative pronouncements of the Internal Revenue Service, all of which are subject to change, possibly with retroactive effects.  This discussion does not purport to address all tax considerations relating to the issuance and exercise of any Awards, or resulting from the application of special rules to a particular Award recipient (including a recipient subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act, a recipient exercising an option with previously owned shares, or a recipient who is not an individual U.S. citizen or permanent resident), as well as applicable state, local, foreign and other tax consequences inherent in the ownership of Awards and exercise thereof and the ownership and disposition of any underlying security.  An Award recipient should consult with his own tax advisors with respect to the tax consequences inherent in the ownership and exercise of Awards and the ownership and disposition of any underlying security.

Incentive Stock Options Exercised With Cash

No taxable income will be recognized by an optionee upon the grant or exercise of an ISO.  The optionee’s tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee’s basis in the shares, and the Company will not be entitled to a deduction.  Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a “disqualifying disposition”), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed to the optionee as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount.  Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

Non-Qualified Stock Options Exercised With Cash

No taxable income will be recognized by an optionee upon the grant of an NQSO.  Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefore will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction.  The optionee’s tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held.  The amount of such gain will be equal to the difference between the selling price and the optionee’s tax basis in the shares.

Alternative Minimum Tax

In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee’s regular tax liability.  For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee’s alternative minimum taxable income.  In addition, the optionee’s basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes.  If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee’s regular tax liability (net of other non-refundable credits) in subsequent years.  To the extent the credit is not used, it is carried forward.  An optionee holding an ISO should consult with his tax advisors concerning the applicability and effect on the optionee of the alternative minimum tax.

Restricted Stock

Generally, the grant of restricted stock will not result in taxable income to the recipient or a deduction for the Company.  The value of the restricted stock (less any amount paid by the recipient upon the grant) will be taxable to the recipient in the year in which the restrictions lapse.  Alternatively, a recipient of restricted stock may elect to treat as compensation income in the year of grant the fair market value of the restricted stock on the date of grant (less any amount paid by the recipient therefore), by making an election within 30 days after the date of grant.  If such an election is made, the recipient will not be allowed to deduct at a later date the amount included as taxable income if the restricted stock is subsequently forfeited to the Company.  The Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the recipient in the tax year such income is recognized.

Employment Tax Withholding on Compensation Income

The compensation income recognized by the recipient of an Award (as described above) will be subject to federal and applicable state income and employment (social security) taxes.  The Company will be responsible for withholding the applicable taxes and remitting such taxes to the respective government authorities.  As the payer of such compensation, the Company will also have certain reporting obligations in connection with its duty to withhold such taxes.  As provided in a separate agreement that each recipient of an Award will be required to execute, the Company reserves the right to withhold the applicable taxes from the amounts of any cash payments or the issuance of its Common Stock to each recipient.  As an alternative, the Company may require Award recipients to pay to the Company in cash the amount equal to the taxes required to be withheld.

New Plan Benefits

The Board of Directors or a committee of the Board, as summarized below under “Administration,” in its sole discretion will determine the number and types of stock option awards that will be granted under the Plan. Thus, it is not possible at this time to determine the benefits that will be received by eligible participants if the Plan were to be approved by our shareholders.

SHAREHOLDER PROPOSALS

Under Rule 14a-8(e) of the Exchange Act, a shareholder proposal intended for inclusion in the proxy statement for next year’s Annual Meeting must be received by the Company at its principal executive offices no later than March 28, 2011, which is 120 calendar days prior to the anniversary of the mailing date of this proxy statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for that meeting.

Rule 14a-4(c)(1) establishes a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement. Rule 14a-4(c)(1) relates to the discretionary voting authority retained by the Company with respect to proxies. With respect to any shareholder proposal for next year’s Annual Meeting submitted after June 11, 2011 (45 calendar days prior to the anniversary of the mailing date of this proxy statement), the Company retains discretion to vote proxies it receives as the Board of Directors sees fit. With respect to proposals submitted before June 11, 2011, the Company retains discretion to vote proxies it receives as the Board of Directors sees fit, only if (i) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (ii) the proponent does not issue a proxy statement with respect to the proposal in compliance with Rule 14a-4(c)(2).

SOLICITATION OF PROXIES

We are bearing the cost of preparing, assembling, printing and mailing the Notice of Annual Meeting, this Proxy Statement and proxies. We will also reimburse brokers who are holders of record of our common stock for their reasonable out-of-pocket expenses in forwarding proxies and proxy soliciting material to the beneficial owners of such shares. In addition to the use of the mails, proxies may be solicited without extra compensation by our directors, officers and employees by telephone, facsimile - email or personal interview.

FINANCIAL STATEMENTS

The financial statements of the Company have been included in the Annual Report that the Company has enclosed with this Proxy Statement.

OTHER MATTERS

Management does not intend to bring before the Meeting any matters other than those specifically described above and is not aware of any other matters which are proposed to be presented at the meeting. If any other matters or motions properly come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their discretion on such matters or motions, including any matters dealing with the conduct of the Meeting.

By Order of the Board of Directors Ariel Shenhar Secretary July 26, 2010

EXHIBIT A
OPHTHALMIC IMAGING SYSTEMS
2010 STOCK OPTION PLAN

1.           Purposes of the Plan.

(a)           This stock option plan (the “Plan”) is intended to provide an incentive to employees (including directors and officers who are employees) and non-employee directors of, and consultants and advisors to, Ophthalmic Imaging Systems, a California corporation (the “Company”) or any of its Subsidiaries, and to offer an additional inducement in obtaining the services of such individuals.

(b)           The Plan provides for the grant of “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), stock options which do not qualify as ISOs (“NQSOs”), and shares of stock of the Company that may be subject to contingencies or restrictions (“Restricted Stock”).  ISOs and NQSOs are collectively referred to herein as “Options,” and Options and Restricted Stock are collectively referred to as “Awards.”  The Company makes no representation or warranty, express or implied, as to the qualification of any Option as an “incentive stock option” or any other treatment of an Award under the Code.

(c)           Capitalized terms used but not defined elsewhere herein have the meanings assigned to them in Section 18 below.

2.           Stock Subject to the Plan.  Subject to the provisions of Section 11, the aggregate number of shares of the Company’s Common Stock, without par value (“Common Stock”), for which Awards may be granted under the Plan shall not exceed One Million (1,000,000) shares.  Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the “Board of Directors”), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company.  Subject to the provisions of Section 12, any shares of Common Stock subject to an Award which for any reason expires or is forfeited, canceled, or terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of Awards under the Plan.  The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.           Administration of the Plan.

(a)           The Plan will be administered by the Board of Directors, or by a committee (the “Committee”) consisting of two or more directors appointed by the Board of Directors.  Those administering the Plan shall be referred to herein as the “Administrators.”  Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule (“Rule 16b-3”), any Committee appointed by the Board of Directors to administer the Plan shall be comprised of two or more directors each of whom shall be a “non-employee director,” within the meaning of Rule 16b-3, and an “outside director,” within the meaning of Treasury Regulation Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3).  Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

(b)           Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine each person who shall be granted an Award; the type of Award to be granted, the times when an Award shall be granted; whether an Option granted to a Designee (as defined in Section 4 below) shall be an ISO or a NQSO; the number of shares of Common Stock to be subject to each Award, and the terms on which each Award shall be exercised; the date each Award shall vest and/or become exercisable; whether an Award shall vest and/or be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of grant of any Award or the exercise of any Option hereunder (or any installment of any such Award); whether shares of Common Stock may be issued upon the exercise of an Option granted under the Plan as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price or other amount to be paid in connection with the exercise of an Option granted under the Plan; the form of payment of the exercise price; the fair market value of a share of Common Stock; the restrictions and/or contingencies, if any, imposed with respect to an Award and whether and under what conditions to waive any such restrictions and/or contingencies; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the grant of an Award or exercise of an Option granted under the Plan and, if so, whether and under what conditions to waive any such restriction and/or contingencies; whether and under what conditions to subject the grant of all or any portion of an Award, the exercise of all or any portion of an Option granted under the Plan, the vesting of an Award, or the shares acquired pursuant to the exercise of an Option granted under the Plan to the fulfillment of certain restrictions and/or contingencies as specified in the contract or other document evidencing the Award (the “Agreement”), including, without limitation, restrictions and/or contingencies relating to (i) entering into a covenant not to compete with the Company, its Parent (if any) and any of its Subsidiaries, (ii) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (iii) the period of continued employment with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; whether to accelerate the date on which an Award may vest or an Option may be exercised or to waive any restriction or limitation with respect to an Award; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or Parent to withhold taxes or other amounts; whether a Designee has a Disability; with the consent of the Designee, to cancel or modify an Award; provided, however, that the modified provision is permitted to be included in an Award granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such Option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any Award granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the shareholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan.  Any controversy or claim arising out of or relating to the Plan, any Award granted under the Plan or any Agreement shall be determined unilaterally by the Administrators in their sole discretion.  The determinations of the Administrators on matters referred to in this Section 3 shall be conclusive and binding on all parties.  No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.           Eligibility.  The Administrators may from time to time, consistent with the purposes of the Plan, grant Awards to (a) employees (including officers and directors who are employees) of the Company, any of its Subsidiaries or Parent, (b) consultants to the Company, any of its Subsidiaries or Parent, (c) advisors to the Company, any of its Subsidiaries or Parent, and (b) such directors of the Company who, at the time of grant, are not common law employees of the Company, as the Administrators may determine in their sole discretion (each, a “Designee”).  Such Awards granted shall cover the number of shares of Common Stock that the Administrators may determine in their sole discretion; provided, however, that if on the date of grant of an Award any class of common stock of the Company (including without the limitation the Common Stock) is required to be registered under Section 12 of the Exchange Act, the maximum number of shares subject to Awards that may be granted to any recipient under the Plan during any calendar year shall be 200,000 shares; provided further, however, that the aggregate fair market value (determined at the time any Option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such Designee during any calendar year shall not exceed One Hundred Thousand Dollars ($100,000).  The One Hundred Thousand Dollar ($100,000) ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted.  Any Option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

5.           Grant of Options.

(a)           The Administrators may from time to time, in their sole discretion, consistent with the purposes of the Plan, grant Options to one or more Designees.

(b)           The exercise price of the shares of Common Stock under each Option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO or any Option intended to satisfy the performance-based compensation exemption to the deduction limitation under Section 162(m) of the Code shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the Designee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or Parent, the exercise price of such ISO shall not be less than one hundred and ten percent (110%) of the fair market value of the Common Stock subject to such ISO on the date of grant.

(c)           Each Option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such Option is granted; provided, however, that the term of each Option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the Designee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, any of its Subsidiaries or Parent, the term of the ISO shall be for a period not exceeding five (5) years from the date of grant.  Options shall be subject to earlier termination as hereinafter provided.

6.           Restricted Stock.  The Administrators, in their sole discretion, may from time to time, consistent with the purposes of the Plan, grant shares of Common Stock to one or more Designees on such terms and conditions as the Administrators may determine in the applicable Agreement.  The grant may require the Designee to pay such price per share therefore, if any, as the Administrators may determine in their sole discretion.  The Administrators may subject such shares to such contingencies and restrictions as the Administrators may in their sole discretion determine, including, but not limited to, requirements to forfeit all or a portion of such shares back to the Company for no consideration, voting agreements and the withholding of dividends and other payments with respect to the shares.  Until such time as all of the restrictions and contingencies lapse, the Administrators may require that such shares be held by the Company, together with a stock power duly endorsed in blank by the Designee.

7.           Rules of Operation.

(a)           The fair market value of a share of Common Stock on any day shall be (i) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, or (ii) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (i) and (ii) of this Section 7(a) are all inapplicable because the Company’s Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Administrators by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

(b)           An Option granted under the Plan (or any installment thereof), to the extent then vested and exercisable, shall be exercised by giving written notice to the Company at its principal office stating which Option is being exercised, specifying the number of shares of Common Stock as to which such Option is being exercised and accompanied by payment in full of the aggregate exercise price therefore (or the amount due on exercise if the applicable Agreement permits installment payments) (i) in cash and/or by certified check, (ii) with the authorization of the Administrators, with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all Awards being exercised, or (iii) some combination thereof; provided, however, that in no case may shares be tendered if such tender would require the Company to incur a charge against its earnings for financial accounting purposes.  The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any Option until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

(c)           The Administrators may, in their sole discretion, permit payment of the exercise price of an Option granted under the Plan by delivery by the Designee of a properly executed notice, together with a copy of the Designee’s irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price.  In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(d)           In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

(e)           A Designee shall not have the rights of a shareholder with respect to such shares of Common Stock to be received upon the exercise or grant of an Award until the date of issuance of a stock certificate to the Designee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company’s transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any Designee using previously acquired shares of Common Stock in payment of an Option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares.

8.           Termination of Relationship.

(a)           Except as may otherwise be expressly provided in the applicable Agreement, any Designee whose employment, consulting or advisory relationship with the Company, its Parent and any of its Subsidiaries has terminated for any reason other than the death or Disability of the Designee may exercise any Option granted to the Designee as an employee, consultant or advisor, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if the Designee’s employment is terminated for Cause, such Option shall terminate immediately.

(b)           For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code.  As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed ninety (90) days, or, if longer, so long as the individual’s right to re-employment with the Company, any of its Subsidiaries or Parent is guaranteed either by statute or by contract.  If the period of leave exceeds ninety (90) days and the individual’s right to re-employment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

(c)           Except as may otherwise be expressly provided in the applicable Agreement, a Designee whose directorship with the Company has terminated for any reason other than the Designee’s death or Disability may exercise the Options granted to the Designee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but not thereafter and in no event after the date the Option would otherwise have expired; provided, however, that if the Designee’s directorship is terminated for Cause, such Option shall terminate immediately.

(d)           Except as may otherwise be expressly provided in the applicable Agreement, Options granted under this Plan to a director, officer, employee, consultant or advisor shall not be affected by any change in the status of the Designee so long as such Designee continues to be a director of the Company, or an officer or employee of, or a consultant or advisor to, the Company, any of its Subsidiaries or Parent (regardless of having changed from one to the other or having been transferred from one entity to another).

(e)           Nothing in the Plan or in any Option granted under the Plan shall confer on any person any right to continue in the employ of or as a consultant to the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

(f)           Except as may otherwise be expressly provided in the applicable Agreement, if a Designee dies (i) while the Designee is employed by, or a consultant or advisor to, the Company, its Parent or any of its Subsidiaries (ii) within three (3) months after the termination of the Designee’s employment, consulting or advisory relationship with the Company, its Parent or any of its Subsidiaries (unless such termination was for Cause or without the consent of the Company) or (iii) within one (1) year following the termination of such employment, consulting or advisory relationship by reason of the Designee’s Disability, any Options granted to the Designee as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Designee’s death, by the Designee’s Legal Representative, at any time within one (1) year after death, but not thereafter and in no event after the date the Option would otherwise have expired.  Except as may otherwise be expressly provided in the applicable Agreement, any Designee whose employment, consulting or advisory relationship with the Company, its Parent or any of its Subsidiaries has terminated by reason of the Designee’s Disability may exercise such Options, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.

(g)           Except as may otherwise be expressly provided in the applicable Agreement, if a Designee dies (i) while the Designee is a director of the Company, (ii) within three (3) months after the termination of the Designee’s directorship with the Company (unless such termination was for Cause) or (iii) within one (1) year after the termination of the Designee’s directorship by reason of the Designee’s Disability, the Options granted to the Designee as a director who was not an employee of, or consultant or advisor to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the Designee’s death, by the Designee’s Legal Representative at any time within one (1) year after death, but not thereafter and in no event after the date the Option would otherwise have expired.  Except as may otherwise be expressly provided in the applicable Agreement, a Designee whose directorship with the Company has terminated by reason of Disability may exercise such Options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the Option would otherwise have expired.

9.           Compliance with Securities Laws.

(a)           It is a condition to the receipt or exercise of any Award that either (i) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of such grant or exercise, or (ii) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant or exercise.  Nothing herein shall be construed as requiring the Company to register shares subject to any Award under the Securities Act or to keep any Registration Statement effective or current.

(b)           The Administrators may require, in their sole discretion, as a condition to the grant of an Award or the exercise of an Option granted under the Plan, that the Designee execute and deliver to the Company the Designee’s representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (i) the shares of Common Stock to be issued upon the receipt of an Award or the exercise of an Option granted under the Plan are being acquired by the Designee for the Designee’s own account, for investment only and not with a view to the resale or distribution thereof, and (ii) any subsequent resale or distribution of shares of Common Stock by such Designee will be made only pursuant to (A) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (B) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Designee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

(c)           In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an Award or the issuance of shares of Common Stock upon exercise of an Award, such Award may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

10.           Award Agreements.  Each Award shall be evidenced by an appropriate Agreement, which shall be duly executed by the Company and the Designee.  Such Agreement shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion.  The terms of each Award and Agreement need not be identical.

11.           Adjustments upon Changes in Common Stock.

(a)           Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spin-off, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding Award, and the exercise price of each Award, and the maximum number of shares subject to each Award that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties.  Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to Options without payment therefore.  Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 11 if such adjustment (i) would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such Award), or (ii) would be considered as the adoption of a new plan requiring shareholder approval.

(b)           Except as may otherwise be expressly provided in an applicable Agreement, in the event of (i) a liquidation or dissolution of the Company, or (ii) any transaction (or series of related transactions) that is approved by a majority of the members of the Company’s Board of Directors who were elected by shareholders prior to the first such transaction (including, without limitation, a merger, consolidation, sale of stock by the Company or its shareholders, tender offer or sale of all or substantially all assets) and in which either (A) the voting power (in the election of directors generally) of the Company’s voting securities outstanding immediately prior to such transaction(s) ceases to represent more than fifty percent (50%) of the combined voting power (in the election of directors generally) of the Company or such surviving entity outstanding immediately after such transaction(s), or (B) all or substantially all of the Company’s assets are sold to an unaffiliated third party, the Board of Directors of the Company, or the board of directors of any corporation or other legal entity assuming the obligations of the Company, shall, as to outstanding Options, either (x) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized entity which will be issuable in respect of the shares of Common Stock of the Company, provided that no additional benefits shall be conferred upon optionees as a result of such substitution, and the excess of the aggregate fair market value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to the Options immediately before such substitution over the purchase price thereof, or (y) upon written notice to the optionees, provide that all unexercised Options must be exercised within a specified number of days of the date of such notice or they will be terminated.  In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding Options.

12.           Amendments and Termination of the Plan.  The Plan was adopted by the Board of Directors on April 28, 2010 to be effective April 28, 2010.  No Award may be granted under the Plan after January 1, 2020.  The Board of Directors, without further approval of the Company’s shareholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for “incentive stock options” under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent shareholder approval, which would (a) except as contemplated in Section 11, increase the maximum number of shares of Common Stock for which any Awards may be granted under the Plan, (b) change the eligibility requirements for individuals entitled to receive Awards hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires shareholder approval.  No termination, suspension or amendment of the Plan shall adversely affect the rights of a Designee under any Award granted under the Plan without such Designee’s consent.  The power of the Administrators to construe and administer any Award granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

13.           Non-Transferability.  Except as may otherwise be expressly provided in the applicable Agreement, no Award granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and Options may be exercised, during the lifetime of the Designee, only by the Designee or the Designee’s Legal Representatives.  Except as may otherwise be expressly provided in the applicable Agreement, an Award, to the extent not vested, shall not be transferable otherwise than by will or the laws or descent and distribution.  Except to the extent provided above, Awards may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

14.           Withholding Taxes.  The Company, its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Agreement or otherwise), shares of Common Stock to be issued under an Award or a combination of cash and shares, having an aggregate fair market value equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an Option, or the disposition of the underlying shares of Common Stock.  Alternatively, the Company may require the Designee to pay to the Company such amount, in cash, promptly upon demand.

15.           Legends; Payment of Expenses.

(a)           The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon the grant or exercise of an Award and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (ii) implement the provisions of the Plan or any agreement between the Company and the Designee with respect to such shares of Common Stock, or (iii) permit the Company to determine the occurrence of a “disqualifying disposition,” as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

(b)           The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon grant of an Award or exercise of an Option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

16.           Use of Proceeds; Unfunded Plan.  The cash proceeds to be received upon the grant of an Award or the exercise of an Option granted under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.  The Company shall not be required to segregate any assets, nor shall the Plan be construed as providing for such segregation, nor shall the Board of Directors or the Committee, if designated, be deemed to be a trustee of any cash or assets in connection with the Plan.  Any liability of the Company to any Designee or any beneficiary thereof shall be based solely upon any contractual obligations that may be created by the Plan and an Agreement, and no such obligation shall be secured by any pledge or other encumbrance on the property of the Company, any Subsidiary or Parent.

17.           Substitutions and Assumptions of Awards of Certain Constituent Corporations.  Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the shareholders, substitute new Awards hereunder for prior awards of a Constituent Corporation or assume the prior options or restricted stock of such Constituent Corporation.

18.           Definitions.

(a)           “Cause,” in connection with the termination of a Designee, shall mean (i) “cause,” as such term (or any similar term, such as “with cause”) is defined in any employment, consulting or other applicable agreement for services between the Company and such Designee, or (ii) in the absence of such an agreement, “cause” as such term is defined in the Agreement executed by the Company and such Designee, or (iii) in the absence of both of the foregoing, (A) indictment of such Designee for any illegal conduct, (B) failure of such Designee to adequately perform any of the Designee’s duties and responsibilities in any capacity held with the Company, any of its Subsidiaries or Parent (other than any such failure resulting solely from such Designee’s physical or mental incapacity), (C) the commission of any act or failure to act by such Designee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, (D) any violation by such Designee of any Company rule or policy, or (E) any violation by such Designee of the requirements of such Agreement, any other contract or agreement between the Company and such Designee or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of Directors.

(b)           “Constituent Corporation” shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which Section 424(a) of the Code applies (or would apply if the Option assumed or substituted were an ISO), or Parent or any Subsidiary of such corporation.

(c)           “Disability” shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(d)           “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated Designee with respect to an Award granted under the Plan.

(e)           “Parent” shall mean any “parent corporation” within the meaning of Section 424(e) of the Code.

(f)           “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code

19.           Governing Law.

(a)           The Plan, any Awards granted hereunder, the Agreements and all related matters shall be governed by, and construed in accordance with, the laws of the State of California, without regard to conflict or choice of law provisions that would defer to the substantive laws of another jurisdiction.

(b)           Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted.  Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

20.           Partial Invalidity.  The invalidity, illegality or unenforceability of any provision in the Plan, any Award or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

21.           Shareholder Approval.  The Plan shall be subject to approval of the Company’s shareholders.  No Options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any Option shall be determined as if the Plan had not been subject to such approval.